UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) ____________, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEUROKINE PHARMACEUTICALS INC.

CERTIFICATE NUMBER **** **** SHARES

NEUROKINE PHARMACEUTICALS INC.

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA

THIS CERTIFIES THAT NAME OF SHAREHOLDER

IS THE OWNER OF ***NUMBER OF SHARES***

IS THE REGISTERED HOLDER OF THE NUMBER AND CLASS OF SHARES DESCRIBED HEREON, SUCH SHARES BEING FULLY PAID UP AND NON-ASSESSABLE IN THE CAPITAL OF THE COMPANY, AND SUBJECT TO THE NOTICE OF ARTICLES AND ARTICLES OF THE COMPANY, TRANSFERRABLE ON THE BOOKS OF THE COMPANY BY THE REGISTERED HOLDER IN PERSON, OR BY ATTORNEY DULY AUTHORIZED IN WRITING, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED

IN WITNESS WHEREOF THE COMPANY HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICER(S), AND, WHERE REQUIRED, TO BE SEALED WITH ITS COMMON SEAL, ON THE DATE OF ISSUE.

DATED:

AHMAD DOROUDIAN
PRESIDENT

PENNY GREEN
SECRETARY

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